EXECUTION VERSION

                       FOURTH AMENDMENT TO LOAN DOCUMENTS
                              AND WAIVER AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN DOCUMENTS AND WAIVER AGREEMENT (this "FOURTH AMENDMENT") is made as of the 22nd day of October, 2003, among INTELLIGROUP, INC., a corporation organized under the laws of the State of New Jersey and EMPOWER, INC., a corporation organized under the laws of the State of Michigan (each a "BORROWER" and collectively "BORROWERS"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "LENDERS" and individually a "LENDER") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "AGENT").

                                   BACKGROUND

     A. Borrowers have executed and delivered to PNC, in its capacity as the Agent and sole Lender with respect to this transaction, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Fourth Amendment (collectively, as amended from time to time, the "LOAN DOCUMENTS"), which Loan Documents evidence or secure some or all of Borrowers' obligations to Lenders for one or more loans or other extensions of credit (the "OBLIGATIONS").

     B. Borrowers, Agent and Lenders desire to amend the Loan Documents as provided for in this Fourth Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Fourth Amendment. This Fourth Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Fourth Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Fourth Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Fourth Amendment shall control.

     2. Borrowers hereby certify that: (a) all of their representations and warranties in the Loan Documents, as amended by this Fourth Amendment, are, except as may otherwise be stated in this Fourth Amendment: (i) true and correct as of the date of this Fourth Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Fourth Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Fourth Amendment; (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Fourth Amendment or, if required, has been obtained; and
(d) this Fourth Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms. Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Fourth Amendment.

     3. Borrowers hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of Borrowers' existing and future Obligations, as modified by this Fourth Amendment.

     4. As a condition precedent to the effectiveness of this Fourth Amendment, Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

     5. This Fourth Amendment may be signed in any number of counterpart copies and by the parties to this Fourth Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Fourth Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

     6. This Fourth Amendment will be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns.

     7. This Fourth Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

     8. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Fourth Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of Agent's or Lenders' rights and remedies (all of which are hereby reserved). BORROWERS EXPRESSLY RATIFY AND CONFIRM THE WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE LOAN DOCUMENTS.

                            [SIGNATURE PAGE FOLLOWS]

     WITNESS the due execution of this Fourth Amendment as a document under seal as of the date first written above.


                                    INTELLIGROUP, INC.

                                    By: /s/ Nicholas Visco
                                       ---------------------------------------
                                    Name:  Nicholas Visco
                                    Title: Chief Financial Officer

                                    499 Thornall Street
                                    Edison, New Jersey 08837


                                    EMPOWER, INC.

                                    By: /s/ Nicholas Visco
                                       ---------------------------------------
                                    Name:  Nicholas Visco
                                    Title: Secretary

                                    c/o Intelligroup, Inc.
                                    499 Thornall Street
                                    Edison, New Jersey 08837


                                    PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

                                    By: /s/ Alan Tischbein
                                       ---------------------------------------
                                    Name:  Alan Tischbein
                                    Title:    Vice President

                                    PNC Business Credit
                                    70 East 55th Street, 14th Floor
                                    New York, New York 10022

                                    Commitment Percentage:  100%

EXECUTION VERSION

                                  EXHIBIT A TO
                       FOURTH AMENDMENT TO LOAN DOCUMENTS
                          DATED AS OF OCTOBER 22, 2003


A. The "Loan Documents" that are the subject of this Fourth Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

     1. The Amended and Restated Revolving Credit Loan and Security Agreement dated May 31, 2000, as amended by the First Amendment to Loan Documents and Waiver Agreement dated March 27, 2002, as amended by the Second Amendment to Loan Documents and Waiver Agreement dated January 6, 2003, and as amended by the Third Amendment to Loan Documents dated July 21, 2003 (as amended, the "Loan Agreement"); and

     2. All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents.


B. The Loan Documents are amended as follows:

     1. The  definitions  of "Total  Stockholders  Equity"  and  "Unconsolidated
                              ---------------------------         --------------
     Stockholders  Equity"  set  forth  in  Article  I of  the  Loan  Agreement,
     --------------------
     "Definitions", are hereby amended and restated as follows:

            "Total  Stockholders  Equity" shall mean, at a particular  date, (a)
             ---------------------------
            the aggregate amount of all assets of Borrowers on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied (but exclusive of Borrowers' investment in SeraNova), less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis. Notwithstanding anything contained herein to the contrary, the computation of Total Stockholders Equity shall exclude any changes thereto (positive or negative) other than from the result of operations; and, more specifically, excluded from this computation are: (i) any non-operational factors, events or circumstances, such as, but not limited to, the issuance of stock, options, warrants or similar instruments, the repurchases or redemption of stock or unrealized currency transactions, the sale (on terms acceptable to Lenders and with the prior written consent of Lenders) of all or substantially all of the stock or assets of any foreign Subsidiary of Borrowers, provided that sales of other assets not in the ordinary course of business shall be included in said computation; and (ii) the items specified for this definition in the table set forth on the Covenant Exclusion Schedule attached hereto and made a part hereof.

            "Unconsolidated  Stockholders  Equity"  shall mean,  at a particular
             ------------------------------------
            date, (a) the aggregate amount of all assets of Borrowers and their respective subsidiaries which are organized under the laws of one of the states of the United States (but exclusive of Borrower's investment in Sera Nova) on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied, less (b) the aggregate amount of all liabilities of the Borrowers and such subsidiaries on a consolidated basis. Notwithstanding anything contained hereto to the contrary, the definition of Unconsolidated Stockholders Equity shall exclude any changes thereto (positive or negative) other than from the results of operations; and, more specifically, excluded from this computation are: (i) any non-operational factors, events or circumstances, such as, but not limited to, the issuance of stock, options, warrants or similar instruments, the repurchases or redemption of stock or unrealized currency transactions, the sale (on terms acceptable to Lenders and with the prior written consent of Lenders) of all or substantially all of the stock or assets of any foreign Subsidiary of Borrowers, provided that sales of other assets not in the ordinary course of business shall be included in said computation; and (ii) the items specified for this definition in the table set forth on the Covenant Exclusion Schedule attached hereto and made a part hereof.

     2. Section 7.20 of Article VII of the Loan Agreement, "Negative Covenants", are hereby amended and restated as follows:

                 7.20  Minimum EBITDA. Cause suffer or permit EBITDA, calculated
                       --------------
            on a quarter-by-quarter basis for each of the four fiscal quarters and, at year-end only, on a year-to-date basis, to be or become less than: (a) during the 2003 fiscal year (i) One Million Two Hundred Thirty Nine Thousand Dollars ($1,239,000) as of the March 31, 2003 quarter-end; (ii) One Million Two Hundred Ninety Thousand Dollars ($1,290,000) as of the June 30, 2003 quarter-end, (iii) One Million Seven Hundred Seventy Eight Thousand Dollars ($1,778,000) as of the September 30, 2003 quarter-end, (iv) One Million Eight Hundred Eighty Thousand Dollars ($1,880,000) as of the December 31, 2003 quarter-end, and (v) Six Million One Hundred Eighty Seven Thousand Dollars ($6,187,000) for the fiscal year ending December 31, 2003, and (b) thereafter, (i) as of the end of each fiscal year not less than ninety-five percent (95%) of actual EBITDA as of the prior fiscal year end and (ii) during each fiscal year, as of the end of the first, second, third and fourth fiscal quarters, to be or become less than twenty percent (20%), twenty-five percent (25%), thirty percent (30%), and twenty-five percent (25%), respectively, of the required total EBITDA for such fiscal year. Anything contained in this Agreement to the contrary notwithstanding, for the purpose of calculating EBITDA the items specified for this subsection 7.20 in the table set forth on the Covenant Exclusion Schedule attached hereto and made a part hereof. shall be excluded from this calculation, however, in all other respects EBITDA, shall be determined in accordance with GAAP.


C. Waiver Agreement:

      1. Borrowers hereby acknowledge that:

            (a) Borrowers  failed to comply with Section 7.20,  "Minimum EBITDA"
                                                                 --------------
of the Loan Agreement in that Section 7.20 requires that Borrowers maintain EBITDA of not less than One Million Two Hundred Ninety Thousand Dollars ($1,290,000) as of June 30, 2003, however actual EBITDA was approximately Eight Hundred Seventy Thousand Dollars ($870,000.00); and

            (b) This failure to comply constitutes an Event of Default under the terms and conditions of the Loan Agreement.

      2. Borrowers have requested that Lenders waive:

            (a) the requirement that Borrowers comply with Section 7.20 as of the fiscal quarter ended June 30, 2003; and

            (b) the rights and remedies available as a result of the existence of the Event of Default enumerated in subsection 1 above.

      3. Lenders hereby waive:

            (a) the requirement that Borrowers comply with Section 7.20 as of the fiscal quarter ended June 30, 2003; and

            (b) the right to exercise the rights and remedies which are available to Agent and Lenders pursuant to the Loan Agreement, at law and in equity as a result of the existence of the Event of Default enumerated in subsection 1 above.

            This waiver is specific to the Event of Default and fiscal period enumerated in subsection 1 above. This waiver is not intended and shall not be deemed to extend to any other Event of Default whether known or unknown which may presently exist under the Loan Agreement or which may occur hereafter.


D. In consideration of the facilities being granted by Agent and Lenders to Borrowers under the terms and conditions of this Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the effectiveness of this Fourth Amendment is conditioned upon satisfaction by the Borrowers of the following:

            1. Borrowers' payment to PNC of a Five Thousand Dollar ($5,000.00) amendment fee which, shall be due and payable in full, and deemed non-refundable upon the execution and delivery of this Fourth Amendment. Such fee may be paid by Agent's charging an Advance against the Borrowers' Revolving Loan and paying the proceeds of such Advance to PNC. Borrowers hereby consent to Agent's making such charge.

            2. Agent's receipt of a fully executed counterpart of (a) this Fourth Amendment, (b) a corporate resolution, in form and substance acceptable to Agent, authorizing this Fourth Amendment, and (d) all other documents and instruments in conjunction with this Fourth Amendment as may be required by Agent, in form and substance satisfactory to Agent.

            3. Borrowers' payment to Agent's counsel, immediately upon presentation of an invoice, of all reasonable fees and expenses of such counsel incurred in conjunction with the preparation and execution of this Fourth Amendment. Such fees and expenses may be paid by Agent's charging an Advance against the Borrowers' Revolving Loan and retaining the proceeds of such Advance. Borrowers hereby consent to Agent's making such charge.

                         COVENANT EXCLUSION SCHEDULE
              (TO BE UTILIZED IN CALCULATING COVENANT COMPLIANCE
                        DURING THE 2003 FISCAL YEAR ONLY)

                                                                Q1 2003       Q2 2003       Q3 2003       Q4 2003      FY 2003

SECTION 7.18 - TOTAL STOCKHOLDERS' EQUITY

Excluded items:
     Proxy Contest Charges                                      $297,000         -             -             -         $297,000
     Ashok Pandey Settlement                                       -             -          $750,000         -         $750,000
     SeraNova Note Write-Off and Other Related Charges         $5,060,000        -             -             -        $5,060,000
     Zions Bank - SeraNova Debt Guarantee Liability                -          $581,000         -             -         $581,000
     Loss on Sale of Asia-Pacific Subsidiaries*                $2,134,000        -             -             -        $2,134,000
                                                              ------------------------------------------------------------------
         Total                                                 $7,491,000     $581,000      $750,000         -        $8,822,000
                                                              ==================================================================


SECTION 7.19 - UNCONSOLIDATED STOCKHOLDERS' EQUITY

Excluded items:
     Proxy Contest Charges                                      $297,000         -             -             -         $297,000
     Ashok Pandey Settlement                                       -             -          $750,000         -         $750,000
     SeraNova Note Write-Off and Other Related Charges         $5,060,000        -             -             -        $5,060,000
     Zions Bank - SeraNova Debt Guarantee Liability                -          $581,000         -             -         $581,000
     Loss on Sale of Asia-Pacific Subsidiaries*                $4,450,000        -             -             -        $4,450,000
                                                              -------------------------------------------------------------------
         Total                                                 $9,807,000     $581,000      $750,000         -       $11,138,000
                                                              ===================================================================


SECTION 7.20 - MINIMUM EBITDA

Excluded items:
     Proxy Contest                                              $297,000         -             -             -         $297,000
     Ashok Pandey Settlement                                       -             -          $750,000         -         $750,000
     SeraNova Note Write-Off and Other Related Charges         $5,060,000        -             -             -        $5,060,000
     Zions Bank - SeraNova Debt Guarantee Liability                -          $581,000         -             -         $581,000
                                                              -------------------------------------------------------------------
         Total                                                 $5,357,000     $581,000      $750,000         -        $6,688,000
                                                              ===================================================================

* The reference to "Asia-Pacific Subsidiaries" shall be a reference to the stock of Singapore Private, Ltd., Intelligroup Australia Pty. Ltd, Intelligroup Hong Kong Ltd. and Intelligroup New Zealand Limited which was sold during the 2003 fiscal year.